UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2012

DOCUMENT SECURITY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

New York	001-32146	16-1229730
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

First Federal Plaza, Suite 1525 28 East Main Street Rochester, NY		14614
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (585) 325-3610

(Former name or former address, if changed since last report.)

  Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported, on October 1, 2012, Document Security Systems, Inc., a New York corporation (“DSS”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with DSSIP, Inc., a Delaware corporation and wholly-owned subsidiary of DSS (“Merger Sub”), Lexington Technology Group, Inc., a Delaware corporation (“Lexington”), and Hudson Bay Master Fund Ltd., as representative of Lexington’s stockholders (“Hudson Bay” or “Lexington Representative”) solely for certain purposes (as described in the Merger Agreement), pursuant to which Merger Sub will merge with and into Lexington, with Lexington being the surviving corporation and will continue its existence as a wholly-owned subsidiary of DSS through an exchange of capital stock of Lexington for capital stock of DSS (the “Merger”).

On November 20, 2012, DSS, Merger Sub, Lexington and Hudson Bay entered into an Amendment, Waiver and Consent Agreement (the "Amendment, Waiver and Consent"). Pursuant to the Amendment, Waiver and Consent, DSS and Merger Sub consented to the following actions undertaken by Lexington and waived any breach or default under the Merger Agreement that may have resulted from the following:

•	the resignation of William Rosellini as Chief Executive Officer of Lexington, effective as of November 9, 2012, and the execution by Bascom Research LLC, a wholly-owned subsidiary of Lexington ("Bascom"), and Mr. Rosellini of a consulting agreement pursuant to which, among other things, Mr. Rosellini will be paid an hourly fee of $250 per hour and a fee equal to 3% of the total amount of grant money or other investments Mr. Rosellini secures on behalf of Bascom Research LLC;

•	the execution by Lexington and Jeff Ronaldi of an employment agreement pursuant to which (i) Mr. Ronaldi will serve as Lexington's Chief Executive Officer and (ii) Lexington will grant to Mr. Ronaldi 100,000 shares of common stock of Lexington and an option to purchase 1,800,000 shares of common stock of Lexington at an exercise price of $1.67 per share; and

•	the execution by Lexington and Peter Hardigan, Lexington's Chief Operating Officer, of an amended employment agreement pursuant to which, among other things, Lexington will grant to Mr. Hardigan (i) 100,000 shares of Lexington common stock, and (ii) an option to purchase 1,800,000 shares of Lexington common stock at an exercise price of $1.67 per share. In addition, Peter Hardigan’s annual base salary was increased from $225,000 to $250,000.

Additionally, the Amendment, Waiver and Consent amended the Merger Agreement to provide, that, among other things, (i) at the effective time of the Merger, up to an aggregate of 3,600,000 outstanding options awarded to Messrs. Ronaldi and Hardigan will be assumed by DSS and each such option will convert into an option to purchase or acquire shares of DSS Common Stock (A) in a number equal to the number of shares of Lexington Common Stock subject to the option immediately prior to the Effective Time multiplied by 0.556 (the “Option Exchange Ratio”) and (B) with an exercise price per share equal to the exercise price of the applicable option immediately prior to the Effective Time divided by the Option Exchange Ratio, with the number of shares in (x) and the price per share in (y) rounded up or down to the next whole share number or tenth (0.1) of a cent, as the case may be, in a manner such that, after taking into account such rounding, both (1) the excess of the aggregate fair market value of the shares subject to the new option over the aggregate exercise price for such shares does not exceed the excess of the aggregate fair market value of the shares subject to the old option over the aggregate exercise price for such shares immediately prior to the Effective Time, and (2) the ratio on a per option basis of the exercise price to the fair market value of the shares subject to the option is not increased; (ii) Mr. Rosellini will not serve on the Board of Directors of DSS following the effective time of the Merger; (iii) DSS may issue to its directors, officers, employees and consultant options to purchase up to 650,000 shares of its common stock; (iv) DSS may cancel options exercisable for an aggregate of 280,000 shares of its common stock issued to certain officers, directors and employees; and (v) DSS may adopt a new equity incentive plan.

The foregoing summary of the Amendment, Waiver and Consent and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, Waiver and Consent, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02. Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Patrick White

On November 19, 2012, the Board of Directors of DSS (i) cancelled options to purchase 50,000 shares of DSS common stock at an exercise price of $4.26 per share that were granted to Patrick White, the Chief Executive Officer of DSS, on September 21, 2012, and (ii) granted to Mr. White options to purchase 50,000 shares of DSS common stock at an exercise price of $3.00 per share exercisable until September 21, 2017. These options will vest in full on the one year anniversary of the date of the closing of the Merger.

Philip Jones

On November 19, 2012, the Board of Directors of DSS (i) cancelled options to purchase 25,000 shares of DSS common stock at an exercise price of $4.26 per share that were granted to Phillip Jones, the Chief Financial Officer of DSS, on September 21, 2012, and (ii) granted to Mr. Jones options to purchase 100,000 shares of DSS common stock at an exercise price of $3.00 per share exercisable until September 21, 2017. These options will vest ratably over 12 calendar quarters, commencing on November 19, 2012.

Robert Bzdick

On November 19, 2012, the Board of Directors of DSS (i) cancelled options to purchase 150,000 shares of DSS common stock at an exercise price of $4.26 per share that were granted to Robert Bzdick, the Chief Operating Officer of DSS, on September 21, 2012, and (ii) granted to Mr. Bzdick options to purchase 150,000 shares of DSS common stock at an exercise price of $3.00 per share exercisable until September 21, 2017. These options will vest in full upon closing of the Merger. Additionally on November 19, 2012, the Board of Directors of DSS granted to Mr. Bzdick options to purchase 100,000 shares of DSS common stock at an exercise price of $3.00 per share, exercisable until September 21, 2017. These options will vest ratably over 12 calendar quarters, commencing on November 19, 2012.

Cautionary Note Regarding Forward-Looking Statements

Statements in this report regarding the proposed transaction between DSS, Merger Sub and Lexington; the expected timetable for completing the transaction; the potential value created by the proposed Merger for DSS’s and Lexington’s stockholders; the potential of the combined companies’ technology platform; our respective or combined ability to raise capital to fund our combined operations and business plan; the continued listing of DSS’s or the combined company’s securities on the NYSE MKT; market acceptance of DSS products and services; our collective ability to maintain or protect our intellectual property rights through litigation or otherwise; Lexington’s limited operating history, competition from other industry competitors with greater market presence and financial resources than those of DSS’s; our ability to license and monetize the patents owned by Lexington, including the outcome of the litigation against social and business networking companies and others; potential new legislation or regulation related to enforcing patents; the complexity and costly nature of acquiring patent or other intellectual property assets; the combined company’s management and board of directors; and any other statements about DSS’s or Lexington’s management teams’ future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “could,” “anticipates,” “expects,” “estimates,” “plans,” “should,” “target,” “will,” “would” and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the risk that DSS and Lexington may not be able to complete the proposed transaction; the inability to realize the potential value created by the proposed Merger for DSS’s and Lexington’s stockholders; our respective or combined inability to raise capital to fund our combined operations and business plan; DSS’s or the combined company’s inability to maintain the listing of our securities on the NYSE MKT; the potential lack of market acceptance of DSS’s products and services; our collective inability to protect our intellectual property rights through litigation or otherwise; competition from other industry competitors with greater market presence and financial resources than those of DSS’s; our inability to license and monetize the patents owned by Lexington, including the outcome of the litigation against social and business networking companies and others; and other risks and uncertainties more fully described in DSS’s Annual Report on Form 10-K for the year ended December 31, 2011 and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012, each as filed with the SEC, as well as the other filings that DSS makes with the SEC, including, but not limited to, the Registration Statement on Form S-4 that we filed with the SEC on November 26, 2012. Investors and stockholders are also urged to read the risk factors set forth in the proxy statement/prospectus carefully.

In addition, the statements in this report reflect our expectations and beliefs as of the date of this release. We anticipate that subsequent events and developments will cause our expectations and beliefs to change. However, while we may elect to update these forward-looking statements publicly at some point in the future, we specifically disclaim any obligation to do so, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date after the date of this report.

Important Additional Information Will Be Filed with the SEC

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities of DSS, or Lexington or the solicitation of any vote or approval. In connection with the proposed transaction, DSS filed with the SEC a Registration Statement on Form S-4 containing a preliminary proxy statement/prospectus. The preliminary proxy statement/prospectus contains important information about DSS, Merger Sub, Lexington, the transaction contemplated by the Merger Agreement and related matters. DSS will mail or otherwise deliver the proxy statement/prospectus to its stockholders and the stockholders of Lexington once it is final. Investors and security holders of DSS and Lexington are urged to read carefully the proxy statement/prospectus relating to the Merger (including any amendments or supplements thereto) in its entirety when it is available, because it will contain important information about the proposed transaction.

Investors and security holders of DSS will be able to obtain free copies of the proxy statement/prospectus for the proposed Merger (when it is available) and other documents filed with the SEC by DSS through the website maintained by the SEC at www.sec.gov. In addition, investors and security holders of DSS and Lexington will be able to obtain free copies of the proxy statement/prospectus for the proposed Merger (when it is available) by contacting Document Security Systems, Inc., Attn.: Philip Jones, Chief Financial Officer, at First Federal Plaza, 28 East Main Street, Suite 1525, Rochester, New York 14614, or by e-mail at ir@dsssecure.com. Investors and security holders of Lexington will also be able to obtain free copies of the proxy statement/prospectus for the Merger (when it is available) by contacting Lexington Technology Group, Inc., Attn.: Jennifer Buckley, 375 Park Avenue 26th Floor, New York, NY 10152, or by e-mail at jen@lex-tg.com.

DSS and Lexington, and their respective directors and certain of their executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the agreement between DSS, Merger Sub and Lexington. Information regarding DSS’s directors and executive officers is contained in DSS’s Definitive Proxy Statement on Schedule 14A prepared in connection with its 2012 Annual Meeting of Stockholders, which was filed with the SEC on April 18, 2012. Information regarding Lexington’s directors and officers and a more complete description of the interests of DSS’s directors and officers in the proposed transaction will be available in the final proxy statement/prospectus that will be filed by DSS with the SEC in connection with the proposed transaction.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

2.1	Amendment, Waiver and Consent, dated as of November 20, 2012, among Document Security Systems, Inc., DSSIP, Inc., Lexington Technology Group, Inc. and Hudson Bay Master Fund Ltd., as representative of Lexington’s stockholders solely for certain purposes (as described in the Merger Agreement).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOCUMENT SECURITY SYSTEMS, INC.

Dated: November 26, 2012	By:	/s/ Phillip Jones
Phillip Jones
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Amendment, Waiver and Consent, dated as of November 20, 2012, among Document Security Systems, Inc., DSSIP, Inc., Lexington Technology Group, Inc. and Hudson Bay Master Fund Ltd., as representative of Lexington’s stockholders solely for certain purposes (as described in the Merger Agreement).